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                                                                   EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Renal Care Group, Inc. Third Amended and Restated 1996 Stock Incentive Plan of our report dated May 16, 1997, with respect to the combined financial statements of Indiana Dialysis Services, P.C. et al included in Amendment No. 1 to the Company's Current Report on Form 8-K/A for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                     BLUE & CO., LLC


Indianapolis, Indiana
October 3, 1997